SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2005

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On January 26, 2005, Franklin Bank Corp. (“Franklin”), Franklin Bank, S.S.B., a wholly owned subsidiary of Franklin (“Franklin Bank”), and Elgin Bank of Texas (“Elgin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Franklin agreed to acquire all of the outstanding common stock of Elgin through the merger of Elgin with and into Franklin Bank (the “Merger”). Elgin is a closely held Texas state bank headquartered in Elgin, Texas. As of September 30, 2004, Elgin had approximately $82.8 million in assets, $71.8 million in deposits and $10.5 million in stockholders’ equity. The information set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as part of this Form 8-K as Exhibit 2.1.

     The Merger Agreement provides that shareholders of Elgin will receive aggregate consideration estimated at approximately $23.4 million, fifty percent in cash and fifty percent in shares of Franklin’s common stock. The number of shares of Franklin common stock to be issued in the Merger will be determined based on the average of the daily volume-weighted average prices of the Franklin common stock for the twenty consecutive trading days prior to and including the second trading day prior to the closing date.

     The issuance of the shares of Franklin common stock in the Merger will be registered under a registration statement on Form S-4 to be filed by Franklin. Franklin will bear all expenses of such registration.

     Consummation of the Merger is subject to approval by regulatory authorities, approval by the holders of two-thirds of the outstanding shares of Elgin, and to the satisfaction of certain other conditions set forth in the Merger Agreement. The holders of more than thirty percent of the outstanding shares of Elgin have signed an agreement to vote their shares in favor of the Merger. The Merger is expected to close during the second quarter of 2005.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., Franklin Bank, S.S.B. and Elgin Bank of Texas, dated as of January 26, 2005. (The exhibits and schedules listed on page vi of the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Franklin agrees to furnish supplementally a copy of such exhibits and/or schedules to the SEC upon request.)

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: January 28, 2005	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., Franklin Bank, S.S.B. and Elgin Bank of Texas dated as of January 26, 2005. (The exhibits and schedules listed on page vi of the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Franklin agrees to furnish supplementally a copy of such exhibits and/or schedules to the SEC upon request.)